Exhibit 99.1

Clearwire Completes Landmark Transaction with
Sprint Nextel to Combine 4G Mobile WiMAX Businesses
Clearwire Receives $3.2 Billion Cash Investment from Comcast, Intel, Time Warner
Cable, Google and Bright House Networks
Clearwire Spectrum Holdings to Enable Unmatched Wireless Network Capacity for
Broadband Services
Clearwire to Hold Conference Call and Webcast for Press and Industry Analysts on
Monday, December 1, 2008
KIRKLAND, Wash. and OVERLAND PARK, Kan. – Nov. 28, 2008 – Clearwire Corporation (NASDAQ: CLWRD for the first 20 trading days and CLWR thereafter) and Sprint Nextel Corporation (NYSE: S) announced today that they have completed the transaction to combine their next-generation wireless Internet businesses. With the closing, Sprint contributed all of its 2.5 GHz spectrum and its WiMAX-related assets, including its XOHM business, to Clearwire. In addition, Clearwire has received a $3.2 billion cash investment from Comcast, Intel, Time Warner Cable, Google and Bright House Networks. The transaction with Sprint and the new cash investment were completed on the terms originally announced on May 7, 2008. The new company retains the name Clearwire and remains headquartered in Kirkland, Washington.
Webcast and Conference Call
On Monday, December 1, 2008, at 10 a.m. Eastern Time (7 a.m. Pacific Time), Clearwire will hold a conference call for press and industry analysts to share its perspective and provide other details about the new company. The call is expected to last approximately 30 minutes. To access Monday’s conference call, please dial 866-783-2140 or outside the U.S., dial 857-350-1599. The passcode for the call is 41467097. The simultaneous webcast can be accessed via the Internet at http://investors.clearwire.com. The conference call will be archived and available for replay until midnight Eastern Time (9 p.m. Pacific Time), on Monday, December 15, 2008. To access the replay, please call 888-286-8010 or outside the United States, dial 617-801-6888. The replay passcode is 67750421.
About Clearwire
Clearwire, (NASDAQ: CLWRD for the first 20 trading days and CLWR thereafter), offers a robust suite of advanced high-speed wireless broadband services to consumers and businesses. Clearwire’s open all-IP network, combined with rich spectrum holdings, provides unmatched network capacity to deliver next-generation Internet access and applications. The company is building the first, nationwide 4G mobile Internet network, bringing together an unprecedented combination of speed and mobility. Investors include Sprint Nextel Corporation, Comcast Corporation, Intel through Intel Capital, Time

Warner Cable, Google, and Bright House Networks. Clearwire currently provides mobile WiMAX-based service in Baltimore, Md., and provides pre-WiMAX services in 50 markets across the U.S. and Europe. Headquartered in Kirkland, Wash., additional information about Clearwire is available at www.clearwire.com.
About Sprint Nextel
Sprint Nextel offers a comprehensive range of wireless and wireline communications services bringing the freedom of mobility to consumers, businesses and government users. Sprint Nextel is widely recognized for developing, engineering and deploying innovative technologies, including two wireless networks serving nearly 51 million customers at the end of the third quarter 2008; industry-leading mobile data services; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. For more information, visit www.sprint.com.
Contacts:

Clearwire Investor Relations	Clearwire Media Relations
Mary Ekman	Susan Johnston
425-216-7995	425-216-7913
mary.ekman@clearwire.com	susan.johnston@clearwire.com

Sprint Investor Relations	Sprint Media Relations
Bryan Fries	Scott Sloat
800-239-3755	301-951-2816
Investor.relations@sprint.com	Scott.sloat@sprint.com
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Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the securities laws. The statements in this release regarding anticipated benefits of the transaction; plans for the development and deployment of the first nationwide next-generation wireless broadband network based on mobile WiMAX technology; the timing, availability, capabilities and coverage of our network; products and services to be offered on our network; and other statements that are not historical facts are forward-looking statements. The words “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are projections reflecting management’s judgment and assumptions based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

Future performance cannot be assured. Actual results may differ materially from those in the forward-looking statements due to a variety of factors, including, but not limited to:
•	the costs and business risks associated with deploying our network and offering products and services utilizing mobile WiMAX technology;

•	the ability of third-party suppliers, software developers and other vendors to perform requirements and satisfy obligations necessary to create products and software designed to support desired features and functionality;
•	the impact of adverse network performance; and

•	other risks referenced from time to time in each company’s respective filings with the Securities and Exchange Commission, including, for Sprint, in the Form 10-K for the year ended December 31, 2007, in Part I, Item 1A, “Risk Factors” and for Clearwire, in the Form 10-K for the year ended December 31, 2007, in Part I, Item IA, “Risk Factors” and subsequent Forms 10-Q for each company as well as in the section of Clearwire’s proxy statement/prospectus entitled “Risk Factors”, which was filed on Form S-4 with the Securities and Exchange Commission (File No. 333-153128).
Sprint and Clearwire believe the forward-looking statements in this release are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Neither Sprint nor Clearwire is obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.